Firstar Funds, Inc.
                                 ("Registrant")
                                   Form N-SAR
                                File No. 811-5380
                 For the Semi-Annual Period Ended April 30, 2001


Sub-Item 77Q1:    EXHIBITS

(a): Copies of any material amendments to the registrant's charter or by-laws.

     On August 24, 2000, Registrant amended its by-laws to change the number of Directors from seven to eight effective October 31, 2000 and to change the number of Directors from six to eleven effective November 8, 2000. The Amendments are herein incorporated by reference to Exhibit (b)(7) to Registrant's Post-Effective Amendment No. 47 filed February 28, 2001.

     Registrant amended its by-laws effective March 23, 2001 to change the number of Directors from eleven to ten. The Amendment is herein incorporated by reference to Exhibit (b)(8) to Registrant's Post-Effective Amendment No. 49 filed June 21, 2001.

     Amendment No. 19 to the Articles of Incorporation is herein incorporated by reference to Exhibit (a)(20) to Registrant's Post-Effective Amendment No. 47 filed with the SEC on December 11, 2000.

(d): Copies of all constituent instruments defining the rights of the holders of any new class of securities.

     Amendment No. 19 to the Articles of Incorporation is herein incorporated by reference to Exhibit (a)(20) to Registrant's Post-Effective Amendment No. 47 filed with the SEC on December 11, 2000. Amendment No. 19 provides for the addition of: (1) an Institutional class of shares for Series 1 thru 5; (2) Y class of shares for Series 6 thru 20; and (3) new portfolios in Series 21 thru 36.

(e): Copies of any new or amended Registrant investment advisory contracts.

     Investment Sub-Advisory Agreement dated December 11, 2000 by and among Firstar Investment Research & Management Company, LLC, Clay Finlay, Inc. and Firstar Funds, Inc. with respect to the International Growth Fund and Addendum No. 9 to the Investment Advisory Agreement dated November 27, 2000 with respect to the Ohio Tax-Exempt Money Market, Aggregate Bond, National Municipal Bond, Missouri Tax-Exempt Bond, U.S. Government Securities, Strategic Income, Equity Income, Relative Value, Large Cap Growth, Science & Technology, REIT, Small Cap Index and Global Equity Funds are incorporated by reference to Exhibits (d)(12) and (d)(16) of Post-Effective Amendment No. 48 to Registrant's Registration Statement filed on February 28, 2001.

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in Sub-Item 77M, above.

     The Agreement and Plan of Reorganization between Firstar Funds, Inc. and Mercantile Mutual Funds, Inc., dated June 7, 2000 and the Agreement and Plan of Reorganization between Firstar Funds, Inc. and Firstar Stellar Funds dated June 7, 2000 are hereby incorporated by reference to Appendix A of the respective definitive Combined Proxy Statement/Prospectus dated October 7, 2000 as filed electronically with the SEC on October 26, 2000 (Registration No. 333-45326).